EXHIBIT 99.1

Adesto Technologies Provides Preliminary First Quarter 2016 Results; To Announce Complete Financial Results May 5

SUNNYVALE, Calif., April 13, 2016 (GLOBE NEWSWIRE) -- Adesto Technologies Corporation (NASDAQ:IOTS), a leading provider of application-specific, feature-rich, ultra-low power non-volatile memory products, today provided preliminary results for the three months ended March 31, 2016.

The Company expects first quarter revenue to be approximately $10.2 million, below its original guidance range of $11.8 million to $12.0 million. Gross margin is expected to be approximately 49%, above the Company’s original guidance range of 43% to 45%, with GAAP operating expenses of approximately $8.2 million, within the Company’s original guidance range of $8.0 million to $8.3 million. These results are subject to revision during the standard financial closing process.

Commenting on the preliminary results, Narbeh Derhacobian, Adesto’s president and CEO, stated: “Orders in our consumer end market, which has historically accounted for less than 20% of revenue, were below expectations in the first quarter due to lower order volumes at three customers. Of those customers, two experienced inventory corrections while the third delayed a product introduction. As we have indicated in the past, we believe the consumer market will provide significant opportunities to Adesto as the IoT market expands. We have secured multiple additional design wins at these and other customers as we continue to expand our consumer market customer base.

“Additionally, demand for our application specific memory solutions across all other end markets performed as expected. As a result, first quarter sales mix shifted toward higher margin solutions, driving gross margins to approximately 49%, above our initial guidance of 43% to 45%. Even though orders from these consumer customers were below expectations for the first quarter, we continue to execute to plan in other areas of our business, including gross margin expansion, design win activity and new product introductions that we expect will drive strong revenue growth in 2016.”

Conference Call Information
Adesto will release its full first quarter 2016 financial results on Thursday, May 5, 2016 before the market opens. Narbeh Derhacobian, chief executive officer, and Ron Shelton, chief financial officer, will host a conference call at 7:00 a.m. Pacific Time (10:00 a.m. Eastern Time) to discuss the financial results.

Date: Thursday, May 5, 2016
Time: 7:00 a.m. Pacific Time (10:00 a.m. Eastern Time)
Conference Call Number: 1-855-715-1006
International Call Number: 1-440-996-5684
Passcode: 87026197

A telephone replay of the conference call will be available approximately two hours after the conference call until May 10, 2016 at midnight Pacific Time. The replay dial-in number is 1-855-859-2056. International callers should dial 1-404-537-3406. The pass code is 87026197.

Additionally, the call will be available as a live and archived webcast from the Investor Relations section of the Company’s website at http://www.adestotech.com.

About Adesto Technologies
Adesto is a leading provider of application-specific, feature-rich, ultra-low power non-volatile memory products. The company has designed and built a portfolio of innovative products, including Fusion Serial Flash, DataFlash® and Conductive Bridging RAM (CBRAM®). CBRAM® is a breakthrough technology platform that enables 100 times less energy consumption than today’s memory technologies without sacrificing speed and performance. Founded in 2007 in Sunnyvale, CA, Adesto holds more than 100 patents with dozens more in process and is working with visionary companies across various industries to deploy its technology to the market.

Forward looking Statements
All statements in this release that are not statements of historical fact, including the Company’s expectations for its fiscal first quarter 2016 financial results and the quotes of our Chief Executive Officer regarding our prospects for growth, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: our ability to predict the timing of design wins entering production and the potential future revenue associated with our design wins market adoption of our CBRAM-based products; our limited operating history; our rate of growth; our ability to predict customer demand for our existing and future products and to secure adequate manufacturing capacity; our ability to manage our growth; our ability to hire, retain and motivate employees; the effects of competition, including price competition; technological, regulatory and legal developments; and developments in the economy and financial markets.

For a detailed discussion of these and other risk factors, please refer to our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, which are available on our investor relations Web site (ir.adestotech.com) and on the SEC’s Web site (www.sec.gov).

All information provided in this release and in the attachments is as of April 13, 2016, and stockholders of Adesto are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Adesto does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this April 13, 2016 press release, or to reflect the occurrence of unanticipated events.

Company Contact:
David Viera
Director, Corporate Communications
408-419-4844
david.viera@adestotech.com

Adesto Technologies Investor Relations:
Shelton Group
Matt Kreps, Managing Director
P: 214-272-0073
Leanne K. Sievers, Executive Vice President
P: 949-836-4276
E: sheltonir@sheltongroup.com